Exhibit (a)(1)(C)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

If you are in any doubt about the Offer or the action you should take, you should immediately seek independent financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial advisor duly authorized under the Financial Services Act 1986.

If you have sold or otherwise transferred all of your A Ordinary Shares, £8.00 par value per share (the “A Ordinary Shares”), and Ordinary Shares, $0.01 par value per share (the “Ordinary Shares,” and together with the A Ordinary Shares, the “Shares”), please send this Form and the enclosed reply-paid envelope, together with the accompanying Offer To Purchase, dated December 19, 2003 (the “Offer To Purchase”), and any accompanying documents, at once to Parker-Hannifin Corporation, an Ohio corporation (“Parker”), or the transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to Parker or transferee. However, the Offer To Purchase is not being made directly or indirectly in or into Canada, Japan or Australia and this Form, the Offer To Purchase, and any other documents related to the Offer To Purchase should not be distributed, forwarded or transmitted in or into those countries or into any other jurisdiction if doing so would constitute a violation of that jurisdiction’s relevant laws. Holders of Shares, including nominees, trustees and custodians, who may have an obligation, or who otherwise intend, to forward this Form or the Offer To Purchase outside the United States or the United Kingdom should read the further details in this regard, which are contained in Section 22 — “Overseas Shareholders” of the Offer To Purchase, before doing so.

This Form should be read in conjunction with the accompanying Offer To Purchase. Unless the context otherwise requires, the definitions contained in the Offer To Purchase also apply in this Form. The provisions of the Offer To Purchase, in so far as they relate to the Offer, are deemed to be incorporated in this Form and to be part of this Form and should be read carefully by each holder of Shares.

FORM OF ACCEPTANCE

in connection with the Recommended Cash Offer

by

Parker-Hannifin Corporation

for

Denison International plc

Acceptances of the Offer must be received by 8:00 a.m., New York City time, on Thursday, January 22, 2004

ACTION TO BE TAKEN

•	To accept the Offer, complete and sign page 3 of this Form, by following the instructions and notes for guidance set out on pages 2, 4, 5 and 6 of this Form. All holders of Shares who are individuals must sign in the presence of a witness who must also sign where indicated. If you hold Shares jointly with others, you must arrange for all your joint holders to sign this Form.

•	Please send this Form, duly completed, signed and accompanied by your share certificate(s) (and/or other documents of title), by post or by hand (during normal business hours) to Mellon Investor Services LLC, 85 Challenger Road, 2nd Floor, Ridgefield Park, NJ 07660 as soon as possible but, in any event, so as to arrive by not later than 8:00 a.m., New York City time, on Thursday, January 22, 2004. A first class reply-paid envelope is enclosed for documents lodged by post.

•	If you hold Shares under different designations, you should complete a separate Form in respect of each designation. You can obtain additional Forms by contacting Georgeson Shareholder Communications Inc. at telephone number (800) 843-9819 (toll free in the United States) and 00-800-3333-44-33 (toll free in Europe). If you hold American Depositary Shares, each representing one Ordinary Share, you should complete the Letter of Transmittal included with the Offer To Purchase and other materials sent to you related to the Offer.

•	If your share certificate(s) and/or other document(s) of title is/are with your bank, stockbroker or other agent you should complete and sign this Form and arrange for it to be lodged by such agent with your share certificate(s) and/or other document(s) of title at either of the above addresses as soon as possible. If your share certificate(s) and/or other document(s) of title is/are not readily available, please read Note 6 of this Form.

•	A Form of Acceptance that is received in an envelope postmarked in or which otherwise appears to Parker or its agents to have been sent from Canada, Japan or Australia may be rejected as an invalid acceptance of the Offer.

If you are in any doubt as to how to fill in this Form, please contact Georgeson Shareholder Communications Inc. at (800) 843-9819 (toll free in the United States) and 00-800-3333-44-33 (toll free in Europe).

DO NOT DETACH ANY PART OF THIS FORM

HOW TO COMPLETE THIS FORM

Please make sure your acceptance is received by 8:00 a.m., New York City time, on Thursday, January 22, 2004

1

To accept the Offer

To accept the Offer, insert in Box 1 the total number of A Ordinary Shares or Ordinary Shares for which you wish to accept the Offer.

You must also sign Box 2 in the presence of a witness in accordance with the instructions set out below, which will constitute your acceptance of the Offer, and complete Box 3 and Box 6 and, if appropriate, Box 4 and

Box 5. If no number, or a number greater than your entire holding of A Ordinary Shares or Ordinary Shares, is inserted in Box 1 and you have signed Box 2 in accordance with the instructions set out herein, you will be deemed to have accepted the Offer in respect of your entire holding of A Ordinary Shares or Ordinary Shares (being the entire holding of such class of securities under the name and address specified in Box 3).

An acceptance of the Offer may be treated as invalid if you are unable to give the representation and warranty set out in Section 3 — “Procedure for Tendering Shares” of the Offer To Purchase.

Please make sure your share certificate(s) and/or other documents of title are enclosed.

2

Signatures

To accept the Offer you MUST SIGN Box 2 regardless of which other Boxes you complete. In the case of joint holders, ALL joint holders must sign.

Individuals: all registered holders who are individuals must sign Box 2 in the presence of a witness who must also sign Box 2 where indicated. If these instructions are not followed, this Form may be invalid.

The witness, who must be over 18 years of age and must not be a joint registered holder, should also insert his or her name and address where indicated. The same witness may witness each signature of joint holders.

Corporations: A body corporate incorporated in England and Wales may execute this Form under its seal, which should be affixed and witnessed in accordance with its Articles of Association or other regulations. Alternatively, a company to which section 36A of the Companies Act 1985 applies may execute this Form by a director and the company secretary, or by two directors of the company, signing the Form. A body corporate incorporated outside England and Wales should execute this Form in accordance with the laws of the territory in which the relevant company is incorporated. In both cases the execution should be expressed (in whatever form of words) to be by the company and each officer signing this Form should state the name of the company and the office which he holds under his signature.

If the Form is not signed by the registered holder(s), insert the name(s) and capacity (e.g., attorney or executor(s)) of the person(s) signing the Form. Such person(s) should also deliver evidence of his/her/their authority in accordance with the notes below.

3

Name(s) and Address

Complete Box 3 in BLOCK CAPITALS with the full name and address of the sole or first-named registered holder, together with the full names of all joint holders (if any). Insert also the name(s) and capacity (e.g. executor(s)/attorney(s)) of the person(s) making the acceptance if the acceptance is not made by the registered holder(s).

Unless you complete Box 5, the address of the sole or first-named registered holder inserted in Box 3 shall be the address to which the consideration and/or other documents will be sent.

If the address of the sole or first-named registered holder in Box 3 is in Canada, Japan, or Australia, you must provide in Box 5 an alternative address outside Canada, Japan and Australia to which your consideration and/or other documents can be sent.

4

Overseas Persons

If you are unable to give the representations and warranties set out in Section 3 – “Procedure for Tendering Shares” of the Offer To Purchase, you must put “No” in Box 4. If you leave Box 4 blank you will be deemed to have given such representations and warranties.

If you put “No” in Box 4 you may be deemed not to have validly accepted the Offer. Only complete Box 4 if you are unable to give such representation and warranty.

Please read Section 22 – “Overseas Shareholders” of the Offer To Purchase.

5

Alternative Address

If you want the consideration and/or other documents to be sent to someone other than the sole or first-named registered holder at the address set out in Box 3 (e.g., to your bank manager or stockbroker), you should complete Box 5 with the name and address of such person in BLOCK CAPITALS. Box 5 must also be completed by holders whose registered address, as set out in Box 3, is in Canada, Japan, or Australia. You must not insert in Box 5 an address in Canada, Japan, or Australia.

It is the responsibility of shareholders resident in or with registered addresses in Canada, Japan or Australia to ensure that they can lawfully accept the Offer.

6	Telephone queries Please enter in Box 6 a daytime telephone number (including the country and/or STD	code) where you can be contacted by Georgeson Shareholder Communications Inc., in the event of any query arising from your	completion of this Form. You must not insert in Box 6 a telephone number in Canada, Japan or Australia.

PLEASE COMPLETE AS EXPLAINED ON PAGES 2, 4, 5 AND 6 IN BLOCK CAPITALS

1	TO ACCEPT THE OFFER		BOX 1

	Complete Boxes 1 and 3 and sign Box 2 in accordance with the instructions given		Total number of A Ordinary Shares or Ordinary Shares for which you wish to accept the Offer

2	SIGN HERE TO ACCEPT THE OFFER		BOX 2

	Execution by individuals Signed and delivered as a deed by: 1 2 3 4	Witnessed by: 1 Name Signature 2 Name Signature 3 Name Signature 4 Name Signature	Address Address Address Address

IMPORTANT: Each registered holder who is an individual MUST SIGN IN THE PRESENCE OF A WITNESS who must ALSO SIGN and print his name and address where indicated. In the case of joint registered holders ALL must sign.

	Execution by a company *Executed and delivered as a deed under the common seal of the company named at right *Executed and delivered as a deed by the company named at right		Name of company:
	*In the presence of/acting by: *Signature of director *Signature of director/secretary *delete as appropriate	Name of director Name of director/secretary	Affix seal here (if applicable)

3	FULL NAME(S) AND ADDRESS(ES) (TO BE COMPLETED IN BLOCK CAPITALS)		BOX 3

	SOLE OR FIRST-NAMED REGISTERED HOLDER 1. Title Forename(s) Surname Address Postcode		JOINT REGISTERED HOLDER(S) (if any) 2. Title Forename(s) Surname 3. Title Forename(s) Surname 4. Title Forename(s) Surname

4	REPRESENTATION AND WARRANTY Please put “NO” in Box 4 if you unable to give the representations and warranties set out in Section 3 – “Procedure for Tendering Shares” of the Offer To Purchase

5	ADDRESS TO WHICH THE CONSIDERATION AND/OR OTHER DOCUMENTS ARE TO BE SENT		BOX 5
(IF DIFFERENT FROM THE ADDRESS IN BOX 3) (To be completed in BLOCK CAPITALS)

	The address must be outside Canada, Japan and Australia	Surname Forename(s) Address Postcode

6	DAYTIME TELEPHONE NUMBER FOR USE IN THE EVENT OF QUERIES The telephone number must be outside Canada, Japan and Australia		BOX 6

ADDITIONAL NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM

In order to avoid inconvenience and delay, the following points may assist you:

1.	If a holder is away from home (e.g., abroad or on holiday)

Send this Form by the quickest means (e.g., airmail) to the holder (but not in or into Canada, Japan or Australia) for execution or, if he/she has executed a power of attorney, have this Form signed by the attorney in the presence of a witness who must also sign this Form. In the latter case, the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971) must be lodged with this Form for noting. No other signatures are acceptable. The power of attorney will be noted by an attorney in the United Kingdom, if the accepting shareholder is a non-U.S. holder, or a notary public in the United States, if the accepting shareholder is a U.S. shareholder, and returned as directed.

2.	If you have sold or transferred all, or wish to sell or transfer part, of your holding of A Ordinary Shares or Ordinary Shares

If you have sold or transferred all of your holding of A Ordinary Shares or Ordinary Shares, you should at once pass this Form with the accompanying documents to Parker or the transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to Parker or the transferee (but not in or into Canada, Japan or Australia or into any other jurisdiction if doing so would constitute a violation of that jurisdiction’s relevant laws). If your A Ordinary Shares or Ordinary Shares are in certificated form, and you wish to sell or transfer part of your holding of A Ordinary Shares or Ordinary Shares and also wish to accept the Offer in respect of the balance but are unable to obtain the balance share certificate by January 22, 2004, you should ensure that the stockbroker, bank or other agent through whom you make the sale or transfer obtains the appropriate endorsement or indication, signed on behalf of Denison’s registrars, Masters House in the United Kingdom, if the accepting shareholder is a non-U.S. holder, or Mellon Investor Services LLC in the United States, if the accepting shareholder is a U.S. shareholder, in respect of the balance of your holding of Shares.

3.	If the sole holder has died

A grant of probate or letters of administration must be obtained in respect of the relevant A Ordinary Shares or Ordinary Shares. If the grant of probate or letters of administration has/have been registered with Denison’s registrar, this Form must be signed by the personal representative(s) of the deceased holder in the presence of a witness who must also sign this Form. This Form should then be lodged with Mellon Investor Services LLC, as receiving agent, together with the relevant share certificate(s) and/or other document(s) of title. If the grant of probate or letters of administration has/have not been registered with Denison’s registrar, the personal representative(s) or the prospective personal representative(s) should sign this Form each in the presence of a witness (who must also sign this Form) and forward it to Mellon Investor Services LLC, together with the relevant share certificate(s) and/or other document(s) of title. However, once obtained, the grant of probate or letters of administration must be lodged with Mellon Investor Services LLC, as receiving agents before the consideration due under the Offer can be forwarded to the personal representative(s).

4.	If one of the joint holders has died

The completed Form should be signed by all the surviving joint holders in the presence of a witness who must also sign this Form. This Form should then be lodged with Mellon Investor Services LLC, accompanied by the relevant share certificate(s) and/or other document(s) of title, the death certificate, and the grant of probate or letters of administration in respect of the deceased joint holder.

5.	If your share certificate(s) and/or other documents of title is/are held by a bank or other agent

You should complete this Form and if the certificate(s) and/or other documents of title is/are readily available, arrange for this Form to be lodged by such agent with Mellon Investor Services LLC, accompanied by the share certificate(s) and/or other document(s) of title. If the certificates and/or other document(s) of title is/are not readily available, this completed and executed Form should be lodged with Mellon Investor Services LLC accompanied by a note saying “Certificate(s) to follow.” You should instruct your agent to forward your share certificate(s) and/or other document(s) of title to Mellon Investor Services LLC, as soon as possible thereafter. It will be helpful for your agent (unless he is in Canada, Japan or Australia) to be informed of the full terms of the Offer.

6.	If your A Ordinary Shares or Ordinary Shares are not readily available or your share certificate(s) and/or other document(s) of title have been lost, stolen or destroyed

Complete and execute this Form and lodge it and any share certificate(s) and/or other document(s) of title which are available, together with a letter of explanation stating that the balance will follow (and, if applicable, that one or more of your share certificates have been lost, stolen or destroyed), with Mellon Investor Services LLC. At the same time you should write to Denison’s registrar, Masters House in the United Kingdom, 107 Hammersmith Road, London W14 0QH if the accepting shareholder is a non-U.S. holder, or Mellon Investor Services LLC, in the United States, at 85 Challenger Road, 2nd Floor, Ridgefield Park, NJ 07660, if the accepting shareholder is a U.S. Shareholder, requesting a letter of indemnity for the lost share certificate(s) and/or other document(s) of title. When completed in accordance with the instructions given, you should return the letter of indemnity to Mellon Investor Services LLC, as receiving agent, as soon as possible thereafter.

NOTE: Duly completed Forms certified by Denison’s registrars, Masters House in the United Kingdom, if the accepting shareholder is a non-U.S. holder, or Mellon Investor Services LLC in the United States, if the accepting shareholder is a U.S. shareholder, to the effect that the A Ordinary Shares or Ordinary Shares referred to therein are shares in respect of which the acceptor(s) is/are unconditionally entitled immediately to become the registered holder(s) will be treated as valid even though no share certificate(s) and/or other document(s) of title is/are delivered.

7.	If the Form has been signed under power of attorney

This completed and executed Form, together with the share certificate(s) and/or other document(s) of title, should be lodged with Mellon Investor Services LLC, at either of the addresses given at the foot of this page, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971). The power of attorney will be noted by an attorney in the United Kingdom, if the accepting shareholder is a non-U.S. holder, or a notary public in the United States, if the accepting shareholder is a U.S. shareholder, and returned as directed.

8.	If your name or other particulars are shown incorrectly or are not shown in full on the share certificate(s) and/or other document(s) of title, e.g.

Name on the certificate(s) John Smith

Correct name John Edward Smyth

Complete this Form and lodge it with Mellon Investor Services LLC, with your share certificate(s) and/or other document(s) of title and accompanied by a letter from your bank, stockbroker or solicitor confirming that the person in whose name the shares are registered is the same as the person who has signed this Form.

9.	If your name has changed from that shown on the share certificate(s) and/or other document(s) of title

This Form should be completed in your new name and lodged with Mellon Investor Services LLC, with your share certificate(s) and/or other document(s) of title, and accompanied by evidence of the change of name for noting, e.g., a certified copy of the marriage certificate or deed poll or, in the case of a company, a copy of the certificate of incorporation (or equivalent) on change of name.

10.	If your address is different from that shown on the share register and/or other document(s) of title

Complete this Form, inserting the correct address in Box 3.

11.	If you are, or hold A Ordinary Shares or Ordinary Shares for, a citizen, resident or national of a country other than the United Kingdom or the United States

Please refer to Sections 3 — “Procedure for Tendering Shares” and 22 — “Overseas Shareholders” contained in the Offer To Purchase.

12.	If you are subject to U.S. federal income tax obligations.

To prevent backup federal income tax withholding of 28% of the payments made to Shareholders with respect to the purchase price of ADSs purchased pursuant to the Offer or the Compulsory Acquisition (as defined in the Offer To Purchase), a Shareholder must provide the Depositary with its correct taxpayer identification number (“TIN”) and certify that it is not subject to backup federal income tax withholding by completing the Substitute Form W-9 included in this Form of Acceptance. To prevent possible erroneous backup withholding, an exempt holder must enter its correct TIN in Part 1 of Substitute Form W-9, write “Exempt” in Part 2 of such form, and sign and date the form. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “W-9 Guidelines”) for additional instructions. A Non-U.S. holder (as defined in the Offer To Purchase) must certify as to its foreign status or otherwise establish an exemption. If the Depositary is not provided with the correct TIN, the Internal Revenue Service may subject the Shareholder or other payee to penalties, and the gross proceeds of any payments that are made to such Shareholder or other payee with respect to A Ordinary and/or Ordinary Shares purchased pursuant to the Offer may be subject to 28% backup U.S. federal income tax withholding.

Certain Shareholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Foreign shareholders should complete and sign a Form W-8, signed under penalties of perjury, attesting to that individual’s foreign status. A Form W-8 can be obtained from the Depositary. Each Shareholder should consult his or her tax advisor as to his or her qualifications for an exemption from backup withholding and the procedure for obtaining such exemption.

If backup withholding applies, the Depositary is required to withhold 28% of any such payments made to the Shareholder or other payee. Backup withholding is not an additional tax, but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax, provided the required information is furnished to the Internal Revenue Service.

If you do not have a TIN, consult the W-9 Guidelines for instructions on applying for a TIN, write “Applied For” in the space for the TIN in Part 1 of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note: writing “Applied for” on the Substitute Form W-9 means that you have already applied for a TIN or that you intend to apply for one in the near future.

The consideration payable under the Offer cannot be sent to you until all relevant documents have been properly completed, executed and lodged by post or by hand (during normal business hours) with Mellon Investor Services LLC. Parker reserves the right, in its absolute discretion, to treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied (as appropriate) by the relevant share certificate(s) and/or other document(s) of title.

TO BE COMPLETED BY TENDERING SHAREHOLDERS OF SECURITIES

(See Instruction 12)

PAYOR’S NAME: MELLON INVESTOR SERVICES LLC

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	SSN: EIN: If awaiting TIN, write “Applied For”

Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (SEE INSTRUCTIONS)

Part 3—CERTIFICATIONS—UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
	(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and
	(2)	I am not subject to backup withholding either because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
The Internal Revenue Service does not require your consent to any provision of this document other than the certificates required to avoid backup withholding.
Signature Date

You must cross out Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR”

IN PART 1 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. With respect to interest and dividend payments, and certain payments made with respect to readily tradable instruments, I understand that if I do not provide a taxpayer identification number to the payor within 60 days, 28% of all reportable payments thereafter made to me will be withheld.

Signature:                                                                                               Date:

Note:	Failure to complete and return this form may result in backup withholding of 28% of any payments made to you pursuant to the Offer. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.